                          AMENDED AND RESTATED GUARANTY

     For good and valuable consideration received from Archibald Candy Corporation, an Illinois corporation (the "Company") by the undersigned (hereinafter referred to as the "Guarantors," which term includes any successor or additional Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.8 of the Indenture, dated as of July 2, 1997, by and between the Company and the Trustee, as amended by the First Supplemental Indenture, dated as of December 7, 1998, and as further amended by the Second Supplemental Indenture, dated as of June 8, 1999 among the Company, the Guarantors and the Trustee (as amended, modified or supplemented from time to time, the "Indenture"), the Guaranty, dated as of December 7, 1998, is hereby amended and restated in its entirety, and each Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Notes, the Security Documents or the Obligations, (a) the due and punctual payment of the principal and premium, if any, of and interest on the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in Sections 6.1(9) or (10) of the Indenture), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium, if any, of and interest, if any, on the Notes, if lawful, (c) the due and punctual payment and performance of all other Obligations, all in accordance with the terms set forth in the Indenture, the Notes and the Security Documents, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     No director, officer, employee, incorporator, stockholder or controlling person of the Guarantors, as such, shall have any liability under this Guaranty for any obligations of the Guarantors under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability.


                                            Dated: June 8, 1999


                          [Signature Page Follows]

                            SWEET FACTORY GROUP, INC.


                            By:  /s/ Ted A. Shepherd
                                -----------------------------------------
                            Name:  Ted A. Shepherd
                            Title: President and Chief Operating Officer



                            SWEET FACTORY, INC.


                            By:  /s/ Ted A. Shepherd
                                -----------------------------------------
                            Name: Ted A. Shepherd
                            Title: President and Chief Operating Officer



                            SF PROPERTIES, INC.


                            By:  /s/ Ted A. Shepherd
                                -----------------------------------------
                            Name: Ted A. Shepherd
                            Title: President and Chief Operating Officer



                            SF CANDY COMPANY


                            By:  /s/ Ted A. Shepherd
                                -----------------------------------------
                            Name: Ted A. Shepherd
                            Title: President and Chief Operating Officer



                            ARCHIBALD CANDY (CANADA)
                            CORPORATION


                            By:  /s/ Ted A. Shepherd
                                -----------------------------------------
                            Name: Ted A. Shepherd
                            Title: President and Chief Operating Officer